Exhibit 99.1

Cornerstone OnDemand Announces First Quarter 2013 Financial Results

•	Record quarterly revenue of $37.7 million, up 57% year-over-year

•	Record quarterly gross profit of $26.4 million, up 54% year-over-year

•	Record first quarter bookings of $35.9 million, up 50% year-over-year[1]

•	Ended the quarter with over 1,300 clients and over 11 million users[2]

SANTA MONICA, Calif. — May 1, 2013 — Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its quarter ended March 31, 2013.

Revenue for the first quarter of 2013 was $37.7 million, representing a 57% increase compared to the same period in 2012.

Bookings, which the Company defines as gross revenue plus the change in deferred revenue for the period, were $35.9 million for the first quarter of 2013, representing a 50% increase compared to the same period in 2012.1 Deferred revenue at March 31, 2013 was $90.5 million, representing a 62% increase compared to the balance at March 31, 2012.

“As our results demonstrate, the momentum at Cornerstone has continued unabated,” said Adam Miller, the Company’s President and CEO. “Even with our success, we have addressed just a fraction of the estimated 400 million potential global seats for our software, leaving us with an enormous market opportunity ahead. Through the continued build out of our global distribution capabilities across segments, geographies and verticals, we believe we are well-positioned to capture that opportunity.”

Gross profit for the first quarter of 2013 was $26.4 million, representing a 54% year-over-year increase compared to the same period in 2012. Non-GAAP gross profit for the first quarter of 2013 was $27.3 million, representing a 54% year-over-year increase compared to the same period in 2012.1 Gross margin for the first quarter of 2013 was 70.1%. On a non-GAAP basis, gross margin for the first quarter was 72.2%.1

The Company’s net loss for the first quarter of 2013 was $9.9 million, or $0.20 net loss per share. Non-GAAP net loss for the first quarter of 2013 was $5.3 million, or $0.10 net loss per share.1

At March 31, 2013, the Company’s total cash and cash equivalents were $76.2 million and accounts receivable were $37.2 million, yielding a total of approximately $113.4 million.

The Company ended the quarter with over 1,300 clients and over 11 million users.2

[1]

Bookings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations at the end of this release.

[2]	Includes contracted clients and active users of any combination of our cloud-based solutions, excluding Cornerstone Small Business Solution, or “CSB”.

Quarterly Conference Call

Cornerstone OnDemand will host a conference call to discuss its first quarter 2013 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (888) 359-3624 (U.S.) or (719) 325-2361 (outside the U.S.) and referencing passcode: 5136257. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 11:59 p.m. PT on May 5, 2013 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (outside the U.S.), and referencing passcode: 5136257.

About Cornerstone OnDemand

Cornerstone OnDemand, Inc. is a leading global provider of comprehensive talent management solutions delivered as Software-as-a-Service (SaaS). We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our core solution consists of the Cornerstone Recruiting Cloud, the Cornerstone Performance Cloud, the Cornerstone Learning Cloud and the Cornerstone Extended Enterprise Cloud. In addition to our core solution, we offer Cornerstone for Small Business and Cornerstone for Salesforce. Our clients use our solutions to source and recruit top talent, develop employees throughout their careers, engage employees effectively, improve business execution, cultivate future leaders, and integrate with their external networks of customers, vendors and distributors. We currently empower more than 11 million users across 190 countries and in 41 languages. www.csod.com

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-K filed with the SEC on March 1, 2013.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as gross revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) bookings, which are defined as gross revenue plus the change in deferred revenue for the period, (iii) non-GAAP net cash provided by operating activities, which excludes acquisition and acquisition-related costs and employer-related taxes from stock-based compensation, (iv) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, acquisition costs, adjustments to taxes related to acquisition adjustments, amortization of debt discount and issuance costs, and (v) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and amortization of certain intangible assets reflected in cost of revenue.

Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$76,170	$76,442
Accounts receivable, net	37,228	47,528
Deferred commissions	10,913	9,354
Prepaid expenses and other current assets	9,443	8,249

Total current assets	133,754	141,573

Capitalized software development, net	8,028	7,007
Property and equipment, net	8,571	7,947
Intangible assets, net	6,322	6,887
Goodwill	8,193	8,193
Other assets, net	251	227

Total Assets	$165,119	$171,834

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$5,849	$4,849
Accrued expenses	11,325	14,986
Deferred revenue, current portion	87,781	87,759
Capital lease obligations, current portion	1,473	1,643
Debt, current portion	1,320	916
Other liabilities	3,455	3,885

Total current liabilities	111,203	114,038

Other liabilities, non-current	3,688	3,592
Deferred revenue, net of current portion	2,753	4,493
Capital lease obligations, net of current portion	937	1,227
Long-term debt, net of current portion	3,170	1,836

Total liabilities	121,751	125,186
Stockholders’ Equity
Common stock	5	5
Additional paid-in capital	248,708	242,767
Accumulated deficit	(205,975)	(196,041)
Accumulated other comprehensive income (loss)	630	(83)

Total stockholders’ equity	43,368	46,648

Total Liabilities and Stockholders’ Equity	$165,119	$171,834

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenue	$37,657	$24,002
Cost of revenue [1,2]	11,252	6,844

Gross profit	26,405	17,158

Operating expenses:
Sales and marketing [1]	23,010	16,237
Research and development [1]	4,419	3,093
General and administrative [1]	8,566	5,954
Amortization of certain acquired intangible assets	251	—

Total operating expenses	36,246	25,284

Loss from operations	(9,841)	(8,126)
Other income (expense):
Interest expense	(79)	(143)
Other, net	(13)	239

Other income (expense), net	(92)	96

Loss before income tax provision	(9,933)	(8,030)
Income tax provision	(1)	(82)

Net loss	$(9,934)	$(8,112)

Net loss per share, basic and diluted	$(0.20)	$(0.16)

Weighted-average common shares outstanding, basic and diluted	50,798	49,384

[1]	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended March 31,
	2013	2012
Cost of revenue	$440	$491
Sales and marketing	1,686	515
Research and development	344	153
General and administrative	1,570	1,389

Total	$4,040	$2,548

[2]	Cost of revenue includes amortization of intangible assets as follows:

	Three Months Ended March 31,
	2013	2012
Cost of revenue	$313	$62

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(9,934)	$(8,112)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,124	1,161
Non-cash interest expense	—	68
Unrealized foreign exchange loss (gain)	286	(201)
Stock-based compensation expense	3,999	2,499
Deferred income taxes	(129)	—
Changes in operating assets and liabilities:
Accounts receivable	9,552	9,225
Deferred commissions	(1,841)	(279)
Prepaid expenses and other assets	(1,075)	(269)
Accounts payable	1,248	1,426
Accrued expenses	(3,277)	(2,301)
Deferred revenue	(271)	(362)
Other liabilities	(204)	174

Net cash provided by operating activities	478	3,029

Cash flows from investing activities:
Purchases of property and equipment	(1,467)	(46)
Capitalized software costs	(1,935)	(1,264)

Net cash used in investing activities	(3,402)	(1,310)

Cash flows from financing activities:
Proceeds from issuance of debt	1,914	—
Repayment of debt	(361)	(210)
Principal payments under capital lease obligations	(459)	(449)
Proceeds from stock option and warrant exercises	1,726	594

Net cash provided by (used in) financing activities	2,820	(65)

Effect of exchange rate changes on cash and cash equivalents	(168)	123

Net (decrease) increase in cash and cash equivalents	(272)	1,777
Cash and cash equivalents at beginning of period	76,442	85,409

Cash and cash equivalents at end of period	$76,170	$87,186

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF REVENUE TO NON-GAAP REVENUE AND GROSS MARGIN TO NON-GAAP GROSS MARGIN

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue	$37,657	$24,002
Cost of revenue	11,252	6,844

Gross profit	$26,405	$17,158

Gross margin	70.1%	71.5%

Revenue	$37,657	$24,002
Adjustments to revenue [1]	133	—

Non-GAAP revenue	$37,790	$24,002

Cost of revenue	$11,252	$6,844
Adjustments to costs of revenue
Amortization of intangible assets	(313)	(62)
Stock based compensation and employer-related taxes	(440)	(491)

Total adjustments to cost of revenue	(753)	(553)

Non-GAAP costs of revenue	10,499	6,291

Non-GAAP gross profit	$27,291	$17,711

Non-GAAP gross margin	72.2%	73.8%

[1]

Due to purchase accounting rules, upon acquisition, Cornerstone recorded an adjustment of $1.6 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Sonar Limited in April 2012. As a result of this adjustment, $0.1 million of revenue was not recognized during the three months ended March 31, 2013. Therefore, revenue is adjusted by an increase of $0.1 million to arrive at non-GAAP revenue for the three months ended March 31, 2013. A remaining $36 thousand is expected to be recognized in the second quarter of 2013.

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS AND NON-GAAP NET LOSS PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Net loss	$(9,934)	$(8,112)
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	4,040	2,548
Acquisition related:
Adjustments to revenue [1]	133	—
Amortization of intangible assets	492	—
Acquisition costs	—	568
Adjustments for income tax benefit [2]	(129)	—
Other amortization costs and other expenses	72	68

Total adjustments to net loss	4,608	3,184

Non-GAAP net loss	$(5,326)	$(4,928)

Weighted-average common shares outstanding, basic and diluted	50,798	49,384

Non-GAAP net loss per share	$(0.10)	$(0.10)

[1]	As of March 31, 2013, approximately $0.1 million in estimated revenues were not recognized during the three ended March 31, 2013, due to purchase accounting rules.
[2]	Income tax effects related to acquisition related adjustments.

Cornerstone OnDemand, Inc.

CALCULATIONS OF BOOKINGS (DEFINED AS GROSS REVENUE PLUS CHANGE IN DEFERRED REVENUE)

(dollars in thousands)

(unaudited)

	Deferred Revenue Balance	Three Months Ended March 31, 2013
Revenue		$37,657
Deferred revenue at December 31, 2012	$92,252
Deferred revenue at March 31, 2013	90,534

Change in deferred revenue	(1,718)	(1,718)

Bookings		$35,939

	Deferred Revenue Balance	Three Months Ended March 31, 2012
Revenue		$24,002
Deferred revenue at December 31, 2011	$55,880
Deferred revenue at March 31, 2012	55,837

Change in deferred revenue	(43)	(43)

Bookings		$23,959

Percentage period-over-period increase in bookings for the three months ended March 31, 2013		50%

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Net cash provided by operating activities	$478	$3,029
Payment of acquisition related costs	—	103
Payment of employer related taxes from stock-based compensation	58	49

Non-GAAP net cash provided by operating activities	$536	$3,181

Net cash used in investing activities [1]	$(3,402)	$(1,310)
Net cash provided by (used in) financing activities	$2,820	$(65)

[1]	Includes purchases of property and equipment and capitalized software development costs.

Cornerstone OnDemand, Inc.

Investor Relations Contact:

Carolyn Bass, +1 (415) 445-3232

ir@csod.com

or

Media Contact:

Michelle Haworth, +1-310-752-0178

mhaworth@csod.com

Source: Cornerstone OnDemand